UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 19, 2008
Hanmi Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30421 (Commission File Number)	95-4788120 (IRS Employer Identification No.)

3660 Wilshire Boulevard Los Angeles California (Address of Principal Executive Offices)	90010 (Zip Code)
Registrant’s telephone number, including area code: (213) 382-2200
Not applicable
(Former name of former address, if changed since last report)
     Check the appreciate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Hanmi Financial Corporation, the holding company of Hanmi Bank, announced that the recent bankruptcy filing by Lehman Brothers Holdings Inc. has adversely affected the fair market value of an available-for-sale Lehman Brothers corporate bond held in its investment securities portfolio.
The unsecured senior debt had a carrying value of $2.8 million at June 30, 2008. All indications are that the fair market value of this security is now materially lower than its carrying value. Accordingly, it is anticipated that third-quarter 2008 results will reflect a non-cash other-than-temporary impairment charge related to this security, although at this time it cannot be determined with precision what the charge will be.
At June 30, 2008, the combined carrying value of all corporate bonds held in the investment securities portfolio was $7.8 million.
Further, the company announced that it has an exposure of approximately $1.2 million related to a derivative transaction with Lehman Brothers whose value is tied to the S&P 500 stock market index; this, too, may require that the company record an other-than-temporary impairment charge in the current quarter.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2008	Hanmi Financial Corporation
	By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer